As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERSONALIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-5411038
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

6600 Dumbarton Circle

Fremont, California 94555

(650) 752-1300

(Address of principal executive offices) (Zip code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

2020 Inducement Plan

(Full titles of the plans)

Christopher Hall

President and Chief Executive Officer

Personalis, Inc.

6600 Dumbarton Circle

Fremont, California 94555

(650) 752-1300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Laura Berezin

Asa Henin

Allison Peth

Cooley LLP

10265 Science Center Dr.

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by the Registrant to register 5,123,794 additional shares of Common Stock reserved for issuance under the Company’s 2019 Equity Incentive Plan, 500,000 additional shares of Common Stock reserved for issuance under the Company’s 2019 Employee Stock Purchase Plan and 350,000 additional shares of Common Stock reserved for issuance under the Company’s 2020 Inducement Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2019 (File No.  333-232233), the Registration Statement on Form S-8 filed with the Commission on March 25, 2020 (File No. 333-237386), the Registration Statement on Form S-8 filed with the Commission on May 7, 2020 (File No. 333-238080), the Registration Statement on Form S-8 filed with the Commission on February 25, 2021 (File No. 333-253528), the Registration Statement on Form S-8 filed with the Commission on February 24, 2022 (File No. 333-262998), the Registration Statement on Form S-8 filed with the Commission on February 23, 2023 (File No.  333-269971), the Registration Statement on Form S-8 filed with the Commission on May 15, 2023 (File No. 333-271940), the Registration Statement on Form S-8 filed with the Commission on February 29, 2024 (File No. 333-277489), the Registration Statement on Form S-8 filed with the Commission on February 27, 2025 (File No. 333-285380), and the Registration Statement on Form S-8 filed with the Commission on August 5, 2025 (File No. 333-289267) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 26, 2026.

(b) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December  31, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 3, 2025.

(b) The description of the Registrant’s Common Stock filed as Exhibit 4.1 which is contained in a registration statement on Form 8-A filed with the Commission on June 17, 2019 (File No.  001-38943) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on February 25, 2021.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, and other portions of documents that are furnished and not filed or are otherwise not incorporated into registration statements pursuant to applicable Commission rules) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38943	3.1	6/24/2019

4.2	Amended and Restated Bylaws of the Registrant.	10-K	001-38943	3.2	2/26/2026

4.3	Form of common stock certificate of the Registrant.	S-1/A	333-231703	4.1	6/7/2019

5.1*	Opinion of Cooley LLP.

23.1*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1*	Power of Attorney (reference is made to the signature page hereto).

99.1	Personalis, Inc. 2019 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-231703	10.2	6/7/2019

99.2	Personalis, Inc. 2019 Employee Stock Purchase Plan.	S-1/A	333-231703	10.3	6/7/2019

99.3	Personalis, Inc. 2020 Inducement Plan, as amended	10-K	001-38943	10.4	2/26/2026

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 26, 2026.

PERSONALIS, INC.

By:	/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Hall and Aaron Tachibana as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Christopher Hall Christopher Hall	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2026

/s/ Aaron Tachibana Aaron Tachibana	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	February 26, 2026

/s/ Karin Eastham Karin Eastham	Director	February 26, 2026

/s/ Olivia Bloom Olivia Bloom	Director	February 26, 2026

/s/ A. Blaine Bowman A. Blaine Bowman	Director	February 26, 2026

/s/ Woodrow A. Myers, Jr. Woodrow A. Myers, Jr., M.D.	Director	February 26, 2026

/s/ Lonnie Shoff Lonnie Shoff	Director	February 26, 2026

/s/ Kenneth Widder Kenneth J. Widder, M.D.	Director	February 26, 2026

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